No. 24 to
                                                         SEC File No.  70-7727




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM U-1

                                   APPLICATION

                                      UNDER

             THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 ("Act")

                                GPU, Inc. ("GPU")
                               300 Madison Avenue
                          Morristown, New Jersey 07960

                  GPU INTERNATIONAL, INC. ("GPU International")
                           Elmwood Energy Corporation
                              Geddes II Corporation
                         Geddes Cogeneration Corporation
                                EI Selkirk, Inc.
                            EI Canada Holding Limited
                           EI Services Canada Limited
                                NCP Energy, Inc.
                               NCP Lake Power Inc.
                                  NCP Gem, Inc.
                                 NCP Pasco, Inc.
                              NCP Dade Power, Inc.
                             NCP Houston Power, Inc.
                                 NCP Perry Inc.
                                NCP New York Inc.
                      GPU Generation Services - Pasco, Inc.
                      GPU Generation Services - Lake, Inc.
                            GPUI Lake Holdings, Inc.
                              EI Fuels Corporation
                            NCP Commerce Power, Inc.
                              Umatilla Groves, Inc.
                          Armstrong Energy Corporation
                                 GPU Power, Inc.
                            Guaracachi America, Inc.
                              EI Barranquilla, Inc.
                        Barranquilla Lease Holdings, Inc.
                                EI International
                        Los Amigos Leasing Company, Ltd.

                              GPUI Colombia, Ltda.
                       International Power Advisors, Inc.
                           Hanover Energy Corporation
                         Austin Cogeneration Corporation
                           GPU Power Philippines, INc.
                          GPU International Asia, Inc.
                             GPU Power Ireland, Inc.
                         EI Brooklyn Investments Limited
                          GPU Mississippi Energy, Inc.
                               One Upper Pond Road
                          Parsippany, New Jersey 07054

             (Name of companies filing this statement and addresses
                         of principal executive offices)

                                    GPU, INC.

                     (Name of top registered holding company
                            parent of the applicants)

T. G. Howson,                       Douglas E.  Davidson, Esq.
Vice President and Treasurer        Thelen Reid & Priest LLP
M. J. Connolly,                     40 West 57th Street
Vice President - Legal              New York, New York 10019
S. L. Guibord, Secretary
GPU Service, Inc.
300 Madison Avenue
Morristown, New Jersey 07960

                        W. Edwin Ogden, Esq.
                        Ryan, Russell, Ogden & Seltzer LLP
                        1100 Berkshire Boulevard
                        P.O. Box 6219
                        Reading, Pennsylvania 19601-0219

                 (Names and addresses of agents for service)

      GPU, GPU International, Elmwood Energy Corporation, Geddes II Corporation, Geddes Cogeneration Corporation, EI Selkirk, Inc., EI Canada Holding Limited, EI Services Canada Limited, NCP Energy, Inc., NCP Lake Power Inc., NCP Gem, Inc., NCP Pasco, Inc., NCP Dade Power, Inc., NCP Houston Power, Inc., NCP Perry Inc., NCP New York Inc., GPU Generation Services - Pasco, Inc., GPU Generation Services - Lake, Inc., GPUI Lake Holdings, Inc.,
EI Fuels Corporation, NCP Commerce Power, Inc., Umatilla Groves, Inc., Armstrong Energy Corporation, GPU Power, Inc., Guaracachi America, Inc., EI Barranquilla, Inc., Barranquilla Lease Holdings, Inc., EI International, Los Amigos Leasing Company, Ltd., GPUI Colombia, Ltda., International Power Advisors, Inc., Hanover Energy Corporation, Austin Cogeneration Corporation, GPU Power Philippines, Inc. GPU International Asia, Inc., GPU Power Ireland, Inc., EI Brooklyn Investments Limited and GPU Mississippi Energy, Inc. hereby post-effectively amend the application on Form U-1, docketed in SEC File No. 70-7727, as heretofore amended, as follows.

      A.    Item 2 is hereby amended to read in its entirety as follows:

Item 2.  Fees, Commissions and Expenses

            The estimated fees, commissions and expenses Applicants expect to incur in connection with the proposed transactions are as follows:

      Legal Fees
            Thelen Reid & Priest LLP                              $5,000
            Ryan, Russell, Ogden & Seltzer LLP                       500
      Miscellaneous                                                  500
                                                                  ------
      Total                                                       $6,000

      B.    The following exhibits and financial  statements are filed in Item
6.

            (a) Exhibits:

                  F-1(f) -    Opinion of Thelen Reid & Priest LLP.

                  F-2(d) -    Opinion of Ryan, Russell, Ogden & Seltzer LLP.

                                    SIGNATURE

      PURSUANT TO THE REQUIREMENTS OF THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, THE UNDERSIGNED COMPANIES HAVE DULY CAUSED THIS STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                    GPU, INC.



                                    By:   /s/ T. G. Howson
                                       ---------------------------
                                           T. G. Howson,
                                           Vice President and Treasurer



                                    GPU INTERNATIONAL, INC.
                                    Elmwood Energy Corporation
                                    Geddes II Corporation
                                    Geddes Cogeneration Corporation
                                    EI Selkirk, Inc.
                                    EI Canada Holding Limited
                                    EI Services Canada Limited
                                    NCP Energy, Inc.
                                    NCP Lake Power Inc.
                                    NCP Gem, Inc.
                                    NCP Pasco, Inc.
                                    NCP Dade Power, Inc.
                                    NCP Houston Power, Inc.
                                    NCP Perry Inc.
                                    NCP New York Inc.
                                    GPU Generation Services - Pasco, Inc.
                                    GPU Generation Services - Lake, Inc.
                                    GPUI Lake Holdings, Inc.
                                    EI Fuels Corporation
                                    NCP Commerce Power, Inc.
                                    Umatilla Groves, Inc.
                                    Armstrong Energy Corporation
                                    GPU Power, Inc.
                                    Guaracachi America, Inc.
                                    EI Barranquilla, Inc.
                                    Barranquilla Lease Holdings, Inc.
                                    EI International

                                    Los Amigos Leasing Company, Ltd.
                                    International Power Advisors, Inc.
                                    Hanover Energy Corporation
                                    Austin Cogeneration Corporation
                                    GPU Power Philippines
                                    GPU International Asia, Inc.
                                    GPU Power Ireland, Inc.
                                    EI Brooklyn Investments Limited
                                    GPU Mississippi Energy, Inc.



                                    By:   /s/ R. P. Lantzy
                                       ---------------------------
                                           R. P. Lantzy
                                           President



                                    GPUI Colombia, Ltda.



                                    By:   /s/ L. G. Martinez
                                       ---------------------------------
                                           L. G. Martinez
                                           Officer


Date: December 14, 2000